UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On June 30, 2025, Packaging Corporation of America (“PCA”) entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with Greif, Inc. (“Greif”) and Greif Packing LLC, a wholly-owned subsidiary of Greif (“Seller”), to acquire the containerboard business of Greif for $1.8 billion in cash.

The Purchase Agreement contains customary representations and warranties from each of PCA and Seller, and the parties have agreed to customary covenants, including, among others, covenants relating to confidentiality, cooperation in connection with certain regulatory filings and PCA’s financing arrangements. The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, and investors should not rely on them as statements of fact.

The parties anticipate the closing of the transaction (the “Closing”) will occur in the third quarter of 2025 or sooner. The Closing is subject to customary conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement provides certain termination rights for both PCA and Seller, including if the Closing shall not have occurred on or before June 30, 2026 (the “Outside Date”), and PCA or Seller may validly terminate the Purchase Agreement thereafter. The Outside Date is subject to two ninety-day extensions in certain circumstances.

The Purchase Agreement provides for a termination fee payable by PCA to Seller in certain circumstances involving the failure of the transaction to receive antitrust approval. The Purchase Agreement contains indemnification provisions, including indemnities for breaches of certain representations, warranties, and covenants, as well as for certain specified liabilities, subject to certain limitations. The Purchase Agreement provides for the parties to enter into a transition services agreement, and other post-closing covenants to facilitate the transfer and integration of the acquired business.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated June 30, 2025, among Packaging Corporation of America, Greif, Inc. and Greif Packaging LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Executive Vice President and Chief Financial Officer

Date: July 3, 2025